PowerSchool Announces First Quarter 2022 Financial Results
FOLSOM, Calif. – May 5, 2022: PowerSchool Holdings, Inc. (NYSE: PWSC) (“PowerSchool” or the “Company”), the leading provider of cloud-based software for K-12 education in North America, today announced financial results for its first quarter ended March 31, 2022.
“I’m happy to report a strong start to 2022 for PowerSchool, with first quarter revenue and profitability once again exceeding the top end of our guidance,” said Hardeep Gulati, PowerSchool CEO. “Demand for core products remains healthy and our cross-sell growth engine continues to deliver. This continued strong execution showcases the predictability and consistency of our business model and the durability of our K-12 end market.”

First Quarter 2022 Financial Results
•Total revenue was $149.6 million for the three months ended March 31, 2022, up 26.6% year-over-year.
•Subscriptions and Support revenues were $129.8 million, up 25.9% year-over-year.
•Gross Profit was $81.6 million, or 54.6% of total revenue, and Adjusted Gross Profit* was $98.9 million, or 66.1% of total revenue.
•Net loss was $14.1 million, or negative 9.4% of total revenue, and non-GAAP net income* was $31.1 million or 20.8% of total revenue.
•Adjusted EBITDA* was $42.6 million, or 28.5% of total revenue.
•GAAP net loss per basic and diluted share was $0.08 on 158.1 million shares of Class A common stock outstanding. Non-GAAP net income per diluted share* was $0.16 on 198.1 million shares of Class A common stock outstanding.
•Net cash used in operations was $64.5 million, and free cash flow* was negative $75.2 million.
•Annual Recurring Revenue (ARR)* was $556.7 million, up 8.6% year-over-year, and Net Revenue Retention Rate* was 106.7%.

* Definitions of the key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most closely comparable GAAP measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Recent Business Highlights
•PowerSchool saw continued cross-sell momentum, starting the year with over 300 cross-sell transactions in the first quarter, including multiple transactions at state departments of education and top 5 districts by student enrollment.
•PowerSchool was selected for multi-product deployments by two private school groups with combined student enrollments in excess of 10,000 in the United Arab Emirates.
•PowerSchool was named to the list of the World’s Most Innovative Companies by Fast Company and recognized for its ongoing commitment to customer support and service with six Stevie® Awards.
•PowerSchool released its inaugural Environmental, Social and Governance (ESG) report, which details its progress on key ESG initiatives, its approach to building a more sustainable future, and its focus on improving student outcomes and championing equity in education.
•PowerSchool released its 2022 K-12 Talent Index Education Research Report, highlighting findings from an annual survey of more than 300 education experts across the U.S. who shared their experiences and insights on trends, challenges, and priorities for their districts and organizations.
•PowerSchool expanded executive leadership by appointing Missy Hallead as Chief People Officer, bringing with her years of HR leadership within publicly-traded companies and K-12 school districts.

Commenting on the Company’s financial results, Eric Shander, PowerSchool CFO, added, “I’m pleased with the strong first quarter results, consistency in execution, and our ability to maintain a robust margin profile while investing in growth initiatives and delivering clear value for the K-12 ecosystem.”

Financial Outlook

The Company currently expects the following results:
Quarter ending June 30, 2022 (in millions)

Total revenue	$154	to	$156
Adjusted EBITDA *	$43	to	$45
Year ending December 31, 2022 (in millions)

Total revenue	$623	to	$627
Adjusted EBITDA *	$182	to	$186

* Adjusted EBITDA, a non-GAAP financial measure was not reconciled to net loss, the most closely comparable GAAP financial measure because net loss is not accessible on a forward-looking basis. The Company is unable to reconcile Adjusted EBITDA to net loss without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net loss for these periods but would not impact Adjusted EBITDA. Such items include stock-based compensation charges, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, and other items. The unavailable information could have a significant impact on net loss. The foregoing financial outlook reflects the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of historical non-GAAP financial measures to the most closely comparable GAAP measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”
Conference Call Details
The conference call will begin at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on May 5, 2022. Those wishing to participate via webcast should access the call through PowerSchool’s Investor Relations website. An archived webcast will be made available shortly after the conference call ends.

Those wishing to participate via telephone may dial in at 1-800-920-5564 (USA) or 1-212-231-2932 (International) by referencing conference ID 22017588. The telephone replay will be available from 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time) on May 5, 2022, through May 12, 2022, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International) and referencing the replay passcode 22017588.

About PowerSchool
PowerSchool (NYSE: PWSC) is the leading provider of cloud-based software for K-12 education in North America. Its mission is to power the education ecosystem with unified technology that helps educators and students realize their full potential, in their way. PowerSchool connects students, teachers, administrators, and parents, with the shared goal of improving student outcomes. From the office to the classroom to the home, it helps schools and districts efficiently manage state reporting and related compliance, special education, finance, human resources, talent, registration, attendance, funding, learning, instruction, grading, assessments and analytics in one unified platform. PowerSchool supports over 45 million students globally and more than 14,000 customers, including over 90 of the top 100 districts by student enrollment in the United States, and sells solutions in over 90 countries. Visit www.powerschool.com to learn more.

Forward-Looking Statements
Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including our financial outlook and descriptions of our business plan and strategies. Forward-looking statements are based on PowerSchool management’s beliefs, as well as assumptions made by, and information currently available to, them. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: potential effects on our business of the COVID-19 pandemic; our history of cumulative losses; competition; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to retain, hire and integrate skilled personnel including our senior management team; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties, including with state and local government entities; the seasonality of our sales and customer growth; our reliance on third-party software and intellectual property licenses; our ability to obtain, maintain, protect and enforce intellectual property protection for our current and future solutions; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities Exchange Commission (“SEC”) in connection with our IPO. Copies of such filing may be obtained from the Company or the SEC.

We caution you that the factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annualized Recurring Revenue (“ARR”)

ARR represents the annualized value of all recurring contracts as of the end of the period. ARR mitigates fluctuations due to seasonality, contract term, one-time discounts given to help customers meet their budgetary and cash flow needs and the sales mix for recurring and non-recurring revenue. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast, and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Net Revenue Retention Rate (“NRR”)

We believe that our ability to retain and grow recurring revenues from our existing customers over time strengthens the stability and predictability of our revenue base and is reflective of the value we deliver to them through upselling and cross selling our solution portfolio. We assess our performance in this area using a metric we refer to as Net Revenue Retention Rate (“NRR”). Beginning in the first quarter of 2021, we intend to exclude from our calculation of NRR any changes in ARR attributable to Intersect customers, as this product is sold through our channel partnership with EAB and is pursuant to annual revenue minimums, therefore the business will not be managed based on NRR. We calculate our dollar-based NRR as of the end of a reporting period as follows:

•Denominator. We measure ARR as of the last day of the prior year comparative reporting period.

•Numerator. We measure ARR from renewed and new sale opportunities booked as of the last day of the current reporting period from customers with associated ARR as of the last day of the prior year comparative reporting period.

The quotient obtained from this calculation is our dollar-based net revenue retention rate. Our NRR provides insight into the impact on current year recurring revenues of expanding adoption of our solutions by our existing customers during the current period. Our NRR is subject to adjustments for acquisitions, consolidations, spin-offs and other market activity.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Adjusted Gross Profit: Adjusted Gross Profit is a supplemental measure of operating performance that is not made under GAAP and that does not represent, and should not be considered as, an alternative to gross profit, as determined in accordance with GAAP. We define Adjusted Gross Profit as gross profit, adjusted for depreciation, unit-based compensation expense, restructuring and acquisition-related expenses and amortization of acquired intangible assets and capitalized product development costs. We use Adjusted Gross Profit to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operating plans. We believe that Adjusted Gross Profit is a useful measure to us and to our investors because it provides consistency and comparability with our past financial performance and between fiscal periods, as the metric generally eliminates the effects of the variability of depreciation, unit-based compensation, restructuring expense, acquisition-related expenses, and amortization of acquired intangibles and capitalized product development costs from period to period, which may fluctuate for reasons unrelated to overall operating performance. We believe that the use of this measure enables us to more effectively evaluate our performance period-over-period and relative to our competitors.
Non-GAAP Net Income (loss), Non-GAAP Cost of Revenue and Operating Expenses and Adjusted EBITDA: Non-GAAP Net Income (loss), Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses and Adjusted EBITDA are supplemental measures of operating performance that are not made under GAAP and that do not represent, and should not be considered as, an alternative to to net income (loss), GAAP cost of revenue and GAAP operating expenses, as applicable. We define Non-GAAP Net Income (loss) as net income (loss) adjusted for depreciation and amortization, share-based compensation expense and the related employer payroll tax, management fees, restructuring and acquisition-related expenses. We define Non-GAAP Cost of Revenue and Operating Expenses as their respective GAAP measures adjusted for share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expense. We define Adjusted EBITDA as net income (loss) adjusted for all of the above items, net interest expense and provision for (benefit from) income tax. We use Non-GAAP Net Income, Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses and Adjusted EBITDA to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that Non-GAAP Net Income and Adjusted EBITDA facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting our results of operations.

Free Cash Flow and Unlevered Free Cash Flow: Free Cash Flow and Unlevered Free Cash Flow are supplemental measures of liquidity that are not made under GAAP and that do not represent, and should not be considered as, an alternative to cash flow from operations, as determined by GAAP. We define Free Cash Flow as net cash provided by operating activities less, cash used for purchases of property and equipment and capitalized product development costs. We define Unlevered Free Cash Flow as Free Cash Flow plus cash paid for interest on outstanding debt. We believe that Free Cash Flow and Unlevered Free Cash Flow are useful indicators of liquidity that provide information to management and investors about the amount of cash generated by our operations inclusive of that used for investments in property and equipment and capitalized product development costs as well as cash paid for interest on outstanding debt.
These non-GAAP financial measures have their limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, these non-GAAP financial measures should not be considered as a replacement for their respective comparable financial measures, as determined by GAAP, or as a measure of our profitability or liquidity. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

(in thousands except per share data)	Three Months Ended March 31,
	2022	2021
	(unaudited)
Revenue:
Subscriptions and support	$129,765	$103,092
Service	16,063	12,953
License and other	3,764	2,103
Total revenue	149,592	118,148
Cost of revenue:
Subscriptions and support	38,034	29,032
Service	14,996	10,695
License and other	986	398
Depreciation and amortization	13,961	11,756
Total cost of revenue	67,977	51,881
Gross profit	81,615	66,267
Operating expenses:
Research and development	26,618	18,545
Selling, general, and administrative	40,102	25,329
Acquisition costs	1,575	5,603
Depreciation and amortization	15,958	14,559
Total operating expenses	84,253	64,036
Income (loss) from operations	(2,638)	2,231
Interest expense - Net	7,022	17,262
Other expense (income) - Net	(78)	145
Loss before income taxes	(9,582)	(15,176)
Income tax expense (benefit)	4,538	(15,659)
Net income (loss)	$(14,120)	$483
Less: Net loss attributable to non-controlling interest	(2,007)	—
Net income (loss) attributable to PowerSchool Holdings, Inc.	(12,113)	483
Net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic and diluted	$(0.08)	$—
Weighted average shares of Class A common stock outstanding - basic and diluted	158,112,296	—

Other comprehensive income - Foreign currency translation	209	153
Total other comprehensive income	209	153
Less: comprehensive income attributable to non-controlling interest	$42	$—
Comprehensive income (loss) attributable to PowerSchool Holdings, Inc.	$(11,946)	$636

CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands)	March 31, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$23,585	$86,479
Accounts receivable—net of allowance of $3,798 and $4,964 respectively	45,007	48,403
Prepaid expenses and other current assets	42,196	38,423
Total current assets	110,788	173,305
Property and equipment - net	9,005	15,676
Operating lease right-of-use assets	14,411	—
Capitalized product development costs - net	85,052	80,611
Goodwill	2,473,591	2,454,692
Intangible assets - net	786,061	804,909
Other assets	28,790	27,489
Total assets	$3,507,698	$3,556,682
Liabilities and Stockholders'/Members’ Equity
Current Liabilities:
Accounts payable	$5,453	$12,449
Accrued expenses	66,782	71,167
Operating lease liabilities, current	8,212	—
Deferred revenue, current	222,150	294,276
Revolving credit facility	30,000	—
Current portion of long-term debt	7,750	7,750
Total current liabilities	340,347	385,642
Noncurrent Liabilities:
Other liabilities	2,339	7,423
Operating lease liabilities—net of current	6,805	—
Deferred taxes	300,644	295,959
Tax receivable agreement liability	400,022	404,394
Deferred revenue—net of current	6,268	6,881
Long-term debt, net	732,215	733,425
Total liabilities	1,788,640	1,833,724

Stockholders’/Members’ Equity:
Class A common stock, $0.0001 par value per share, 500,000,000 shares authorized, 158,150,945 shares issued and outstanding as of March 31, 2022. 158,034,497 shares issued and outstanding as of December 31, 2021	16	16
Class B common stock, $0.0001 par value per share, 300,000,000 shares authorized, 39,928,472 shares issued and outstanding as of March 31, 2022. 39,928,472 shares issued and outstanding as of December 31, 2021	4	4
Additional paid-in capital	1,410,069	1,399,967
Accumulated other comprehensive income	(685)	(216)
Accumulated deficit	(178,576)	(165,026)
Total stockholders’/members’ equity attributable to PowerSchool Holdings, Inc.	1,230,828	1,234,745
Non-controlling interest	488,230	488,213
Total stockholders’/members’ equity	1,719,058	1,722,958
Total liabilities and stockholders’/members’ equity	$3,507,698	$3,556,682

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2022	2021
(in thousands)
Cash flows from operating activities:
Net income (loss)	$(14,120)	$483
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	$29,935	$26,315
Share-based compensation	$11,550	$1,364
Other	$2,478	$2,250
Changes in operating assets and liabilities — net of effects of acquisitions:
Accounts receivables	$4,775	$14,963
Prepaid expenses and other current assets	$(4,686)	$(4,513)
Other assets	$(1,450)	$(2,116)
Accounts payable	$(6,423)	$(2,786)
Accrued expenses	$(10,911)	$(9,335)
Other liabilities	$(6,566)	$—
Deferred taxes	$4,894	$(16,220)
Deferred revenue	$(74,019)	$(61,469)
Net cash used in operating activities	(64,543)	(51,064)
Cash flows from investing activities:
Purchases of property and equipment	(1,761)	(734)
Proceeds from sale of property and equipment	—	13
Investment in capitalized product development costs	(8,920)	(8,565)
Acquisitions—net of cash acquired	(15,530)	(318,858)
Net cash used in investing activities	(26,211)	(328,144)
Cash flows from financing activities:
Proceeds from Revolving Credit Agreement	30,000	$45,000
Proceeds from Bridge Loan	—	$315,200
Repayment of Incremental Facility	—	$(175)
Repayment of First Lien Debt	(1,938)	$(1,938)
Payments for repurchase of management incentive units	—	$(448)
Payments of deferred offering costs	(295)	$(1,387)
Payment of debt issuance costs	—	$(500)
Repayment of capital leases	—	$(45)
Net cash provided by financing activities	27,767	355,707
Effect of foreign exchange rate changes on cash	92	367
Net decrease in cash, cash equivalents, and restricted cash	(62,895)	(23,134)
Cash, cash equivalents, and restricted cash—Beginning of period	86,991	53,246
Cash, cash equivalents, and restricted cash—End of period	$24,096	$30,112

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
Reconciliation of Gross profit to Adjusted gross profit

	Three Months Ended March 31,
(in thousands, except for percentages)	2022	2021

Gross profit	$81,615	$66,267
Depreciation	275	393
Share-based compensation(1)	2,167	80
Restructuring(2)	973	587
Acquisition-related expense(3)	200	84
Amortization	13,685	11,363
Adjusted Gross Profit	$98,915	$78,774
Gross Profit Margin(4)	54.6%	56.1%
Adjusted Gross Profit Margin(5)	66.1%	66.7%

(1) Refers to expenses flowing through gross profit associated with share-based compensation.
(2)    Refers to expenses flowing through gross profit related to migration of customers from legacy to core products, and severance expense related to offshoring activities, facility closures and executive departures.
(3)    Refers to expenses flowing through gross profit incurred to execute and integrate acquisitions, including retention awards and severance for acquired employees.
(4)    Represents gross profit as a percentage of revenue.
(5)    Represents Adjusted Gross Profit as a percentage of revenue.

Reconciliation of Net Income (loss) to Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2022	2021

Net income (loss)	$(14,120)	$483
Add:
Amortization	28,654	24,695
Depreciation	1,264	1,620
Net interest expense(1)	7,022	17,262
Income tax expense (benefit)	4,538	(15,659)
Share-based compensation	12,395	1,364
Management fees(2)	84	76
Restructuring(3)	145	1,537
Acquisition-related expense(4)	2,628	6,262

Adjusted EBITDA	$42,610	$37,640

Net income (loss) margin	(9.4)%	0.4%
Adjusted EBITDA margin(5)	28.5%	31.9%

(1)    Interest expense, net of interest income.
(2)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.
(3)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures, and event cancellation fees related to COVID-19.
(4)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.
(5)    Represents Adjusted EBITDA as a percentage of revenue.

Reconciliation of Net income (loss) to Non-GAAP Net Income

	Three Months Ended March 31,
(in thousands, except share and per share data)	2022	2021

Net loss	$(14,120)	$483
Add:
Amortization	28,654	24,695
Depreciation	1,264	1,620
Share-based compensation	12,395	1,364
Management fees(1)	84	76
Restructuring(2)	145	1,537
Acquisition-related expense(3)	2,628	6,262
Loss on extinguishment of debt	—	—

Non-GAAP Net Income	31,050	36,037

Weighted-average Class A common stock outstanding used in computing GAAP net loss per share, basic and diluted	158,112,296
Weighted-average shares Class A common stock outstanding used in computing Non-GAAP net income, basic	158,112,296
Weighted-average shares Class A common stock outstanding used in computing Non-GAAP net income, diluted	198,098,043

GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock - basic and diluted	$(0.08)
Non-GAAP net income per share of Class A common stock - basic	$0.20
Non-GAAP net income per share of Class A common stock - diluted	$0.16

(1)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.
(2)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, and executive departures, and event cancellation fees related to the COVID-19 pandemic.
(3)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. These incremental costs are embedded in our research and development, selling, general and administrative and cost of revenue line items.

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Operating Expenses

	Three Months Ended March 31,
(in thousands)	2022	2021

GAAP Cost of Revenue - Subscription and Support	$38,034	$29,032
Less:
Share-based compensation	1,115	10
Restructuring	4	63
Acquisition-related expense	174	60
Non-GAAP Cost of Revenue - Subscription and Support	$36,741	$28,899

GAAP Cost of Revenue - Services	$14,996	$10,695
Less:
Share-based compensation	1,052	71
Restructuring	969	524
Acquisition-related expense	26	23
Non-GAAP Cost of Revenue - Services	$12,949	$10,077

GAAP Research & Development	$26,618	$18,545
Less:
Share-based compensation	3,104	238
Restructuring	—	684
Acquisition-related expense	45	135
Non-GAAP Research & Development	$23,469	$17,488

GAAP Selling, General and Administrative	$40,102	$25,329
Less:
Share-based compensation	7,125	1,045
Management fees	84	76
Restructuring	(828)	266
Acquisition-related expense	808	441
Non-GAAP Selling, General and Administrative	$32,913	$23,501

Reconciliation of Net Cash Used in Operating Activities to Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended March 31,
(in thousands)	2022	2021
Net cash used in operating activities	$(64,543)	$(51,064)
Less:
Purchases of property and equipment	(1,761)	(734)
Capitalized product development costs	(8,920)	(8,565)

Free Cash Flow	$(75,224)	$(60,363)

Add:
Cash paid for interest on outstanding debt	6,183	14,188

Unlevered Free Cash Flow	$(69,041)	$(46,175)

© PowerSchool. PowerSchool and other PowerSchool marks are trademarks of PowerSchool Holdings, Inc. or its subsidiaries. Other names and brands may be claimed as the property of others.

PWSC-F

Investor Contact:
Alan Taylor
investor.relations@PowerSchool.com
855-707-5100

Media Contact:
Kari Sherrodd
public.relations@PowerSchool.com
206-295-2826

Source: PowerSchool Holdings, Inc.